UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2010

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (703) 734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 1, 2010, Deltek, Inc. (the “Company”) completed its previously announced acquisition of INPUT, Inc., a Delaware corporation (“INPUT”). The acquisition was made pursuant to an Agreement and Plan of Merger dated September 24, 2010 (the “Merger Agreement”) by and among INPUT, Deltek Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), and Peter A. Cunningham, as stockholders’ representative. Pursuant to the Merger Agreement, the Company acquired INPUT upon the consummation of the merger (the “Merger”) of Merger Sub with and into INPUT, with INPUT surviving the Merger.

Under the terms of the Merger Agreement, immediately prior to the effective time of the Merger, all shares of INPUT’s outstanding common stock were canceled and retired and ceased to exist. The Company acquired INPUT for an aggregate amount in cash equal to (i) $60,000,000, (ii) plus the aggregate of the exercise prices of the in-the-money options to purchase shares of INPUT Common Stock outstanding immediately prior to the effective time of the Merger, (iii) plus the amount by which INPUT’s estimated net working capital is greater than $2,100,000, or less the amount by which INPUT’s estimated net working capital is less than $2,100,000 (and subject to later adjustment based on final determination of net working capital at the effective time of the Merger) and, (iv) less any indebtedness for borrowed money that is outstanding as of the consummation of the Merger. Holders of vested, unexercised INPUT options had their options terminated prior to the effective time of the Merger and, promptly following the effective time of the Merger, received solely cash consideration in exchange for such terminated options. All unvested options and all other rights to acquire or dispose of securities of INPUT terminated without consideration at the effective time of the Merger. The Merger Agreement contains customary representations, warranties and covenants. Each party has agreed to indemnify the other, subject to certain limitations, for losses arising out of breaches of representations, warranties and covenants in the Merger Agreement.

The foregoing is a summary description of certain terms of the Merger Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2010.

Item 9.01.	Financial Statements and Exhibits.

As of the date of this report, the Company’s analysis indicates that the Merger is not significant under Rule 11-01 of Regulation S-X and, as a result, financial statements of INPUT and pro forma financial information of the Company would not be required to be filed under this Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2010	DELTEK, INC.

	By:	/s/ David R. Schwiesow
David R. Schwiesow
Senior Vice President and General Counsel